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                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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                           ICN PHARMACEUTICALS, INC.
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                (Name of Registrant as Specified in its Charter)

                          Iridian Asset Management LLC
                                      and
                         Franklin Mutual Advisers, LLC
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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)
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The following is the text of a press release issued by Iridian Asset Management
LLC and Franklin Mutual Advisers, LLC on May 3.


FROM:  Iridian Asset Management LLC
       Franklin Mutual Advisers, LLC

                 Letter to Milan Panic From Proposed Nominee of
         Iridian Asset Management LLC and Franklin Mutual Advisers, LLC


                  Westport, CT and Short Hills, NJ. May 3, 2002. Having reviewed the press release of ICN Pharmaceuticals, Inc. (NYSE: ICN) today announcing the revision of its preliminary proxy statement, and in particular the remarks of Mr. Alan F. Charles, an ICN executive, characterizing the actions of Richard H. Koppes, one of FMA and Iridian's nominees for election to ICN's board, Iridian Asset Management LLC and Franklin Mutual Advisers, LLC, the investment manager for Franklin Mutual Series Fund Inc., in the interest of complete and accurate disclosure, released the full text of the letter sent yesterday, May 2, 2002, by Mr. Koppes to ICN's Chairman, Milan Panic.

         "Dear Mr. Panic:"

         "I have received your letter dated May 2, 2002 and I am writing to confirm the telephone message in response to it left earlier today with your assistant."

         "I wish to be completely clear and unequivocal. I have never given my consent, expressly or impliedly, nor do I now consent, to the inclusion of my name on the proxy card of ICN Pharmaceuticals Inc. or to being named as a nominee of ICN or its board of directors in its proxy statement or other proxy materials in connection with the upcoming annual meeting and election of directors." (emphasis added)

         "If you and your advisors read any part of my prior correspondence with you or my choice not to respond to your last letter to mean anything to the contrary, you were indeed mistaken."

         "I will repeat for you that I remain willing, as I have always been, to serve as a director of ICN if elected and that, if elected, I will always act in what I believe to be the best interests of all of the shareholders, maintaining an open mind and seeking to maximize shareholder value."


                                                     "Sincerely,"

                                                     "Richard H. Koppes"



                  Iridian is an SEC-registered investment adviser located in Westport, CT. Iridian manages approximately $12 billion for institutional clients, pension funds, charitable foundations and endowments, and invests primarily in mid-cap and large-cap U.S. equities.

                  Franklin Mutual Advisers, LLC is a subsidiary of Franklin Resources, Inc. [NYSE:BEN], a global investment organization operating as Franklin Templeton Investments. Franklin Templeton provides global and domestic investment management services through its Franklin, Templeton, Mutual Series and Fiduciary Trust subsidiaries. The San Mateo, CA-based company has over 50 years of investment experience and more than $274 billion in assets under management as of March 31, 2002. For more information, please call 1-800/DIAL BEN(R) or visit franklintempleton.com.


Contact:    For Press:               For Shareholders and Institutions:
            Hedda Nadler             Mackenzie Partners, Inc.
            Mount & Nadler           Tel: Call Collect: (212) 929-5500
            Tel: (212) 759-4440           Toll Free: (800) 322-2885